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Exhibit 23.1

CONSENT OF UHY, LLP

        We have issued our reports dated March 12, 2010 with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Geokinetics Inc. on Form 10-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Geokinetics Inc. on Form S-8 (File No. 333-139894, effective January 9, 2007), Form S-8 (File No. 333-144763, effective July 20, 2007), and Form S-3 (File No. 333-160268, effective August 18, 2009).

/s/ UHY LLP

Houston, Texas
March 12, 2010

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  Exhibit 23.1